Exhibit 99.1

CURO Closes $425 Million Facility

July 18, 2022
Wichita, Kansas—(Business Wire)—CURO Group Holdings Corp. (NYSE: CURO) (“CURO”), a tech-enabled, omni-channel consumer finance company serving non-prime and prime consumers in the U.S. and Canada, today announced that on July 15, 2022, it entered into a new $425 million non-recourse revolving warehouse facility to replace the incumbent lender and finance future loans originated by Heights Finance. This is in addition to the $225 million non-recourse revolving warehouse facility announced last week in connection with its purchase of First Heritage Credit. Both warehouse facilities were priced at 425 bps over the applicable benchmark rate.
“With the closing of this facility, along with the facility we announced last week to support our new First Heritage Credit business, we have holistically transformed the funding for our U.S. Direct Lending business by expanding access to lower cost debt capital,” said Roger Dean, Chief Financial Officer of CURO. “These new facilities will allow us to further strengthen our liquidity position and provide the funding to grow our business.”
Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements include statements regarding projections, estimates and assumptions about the impact of the new facilities on us, including our belief that expanding access to lower cost debt capital will allow us to further strengthen our liquidity position and provide funding to grow our business. The ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including: the failure to realize the anticipated benefits of the new facilities; risks relating to the uncertainty of projected financial information and forecasts; the effects of competition on our business; our ability to attract and retain customers; global economic, market, financial, political or health conditions or events; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; our level of indebtedness; our ability to integrate acquired businesses; the impact of regulations on our business; our ability to protect our proprietary technology and analytics; disruption of our information technology systems; improper disclosure of customer personal data as well as other factors discussed in our filings with the Securities and Exchange Commission. The foregoing factors, as well as other existing risk factors and new risk factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.
About CURO
CURO Group Holdings Corp. (NYSE: CURO) is a full-spectrum consumer credit lender serving U.S. and Canadian customers for over 25 years. Our roots in the consumer finance market run deep. We’ve worked diligently to provide customers a variety of convenient, easily accessible financial services. Our decades of alternative data power a hard-to-replicate underwriting and scoring engine, mitigating risk across the full spectrum of credit products. We operate a number of brands including Cash Money®, LendDirect®, Flexiti®, Opt+®, Revolve Finance®, Heights Finance, Southern Finance, Covington Credit, Quick Credit, First Phase, and First Heritage Credit.

CURO Investor Relations Contact:
Roger Dean
Executive Vice President and Chief Financial Officer
Phone: 844-200-0342
Email: IR@curo.com

(CURO-NWS)